UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Actavis plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

N/A

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Actavis plc (the “Company”) with the U.S. Securities and Exchange Commission on March 28, 2014 (the “Original Filing”) amends the statements on pages 53, 54 and 57 in the Original Filing under “Required Vote” to clarify that (i) approval of each of Proposal Nos. 2, 3 and 4 (the “Proposals”) requires a simple majority of the votes cast on each Proposal and (ii) abstentions will not have any effect on the outcome of the Proposals because an abstention does not represent a vote cast. The Original Filing stated that each of the Proposals requires the affirmative vote of a majority of the stock having voting power in person or represented by proxy and that abstentions would have the same effect as a vote “against” the Proposals. This Amendment is being filed to reflect the applicable voting standard for, and impact of abstentions on, the Proposals.

This Amendment should be read together with the matters set forth in the Original Filing. Other than as set forth above, all other items of the Original Filing are incorporated herein by reference without change.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 9, 2014

This Amendment, the Notice of Annual Meeting, the Proxy Statement, the 2013 Annual Report to Shareholders and the 2013 Irish Statutory Accounts are available at www.proxyvote.com.